Exhibit 99.1

Top-Producing Fathom Realty Climbs the Power Broker Rankings

CARY, NC, March 10, 2023 - Fathom Realty, LLC, a wholly owned subsidiary of Fathom Holdings Inc. (Nasdaq FTHM), has continued to climb the RISMedia Power Broker rankings year-over-year. Based on 2022 results, Fathom Realty ranked 12th in sales volume among the nation's top 100 residential brokerage firms, up from 16th in 2021. Additionally, Fathom Realty came in tenth in the total number of transactions in 2022 with 44,707 transactions closed, representing an almost 16% growth in transactions year over year.

RISMedia's 35th Annual Power Broker Report explains the extraordinary dynamics of the 2022 residential real estate market. Healthy sales started the year strong but bottomed out as inflation, and rising interest rates strangled the market. Low housing inventory, high prices, and low-interest rates dominated the industry until skyrocketing mortgage rates brought the market to a screeching halt.

"With declines reported virtually across the board, the 2023 Power Broker Report reflects the rollercoaster ride that was the 2022 residential real estate market. Collectively, the Top 100 firms reported a more than $110B decrease in sales volume in 2022 over 2021. But while many struggled through the market shift, some seized the opportunity to gain ground…" noted the RISMedia editorial staff.

"We are proud of the Fathom family and how they have adjusted and overcome this constantly shifting market," said Fathom CEO Joshua Harley. "Our agents have worked hard to continue to grow and thrive, even with all the market uncertainties."

About Fathom Realty LLC

Fathom Realty, a wholly owned subsidiary of Fathom Holdings Inc. (Nasdaq: FTHM), is a national, cloud-based real estate brokerage powered by intelliAgent, a proprietary technology platform that simplifies agent transaction management. The Company currently operates in 38 states and the District of Columbia with nearly 10,000 agents, who earn higher incomes through Fathom's transaction fee compensation model, plus the ability to offer their clients a host of related services, from title insurance to arranging mortgages, and in some states, homeowner's insurance. Fathom Realty is the sixth largest independent firm in the country, as ranked by the 2022 RealTrends 500 Ranking Report. For more information, visit www.fathomcareers.com.

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving strong profits over time; its ability to generate positive operational cash flow; its ability to demonstrate sustainable profitability; and others set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
FTHM@gatewayir.com